                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            NOBLE INTERNATIONAL, LTD
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            NOBLE INTERNATIONAL, LTD.
                              28213 VAN DYKE AVENUE
                             WARREN, MICHIGAN 48093


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 3, 2002
                                   10:00 A.M.


         Notice is hereby given that the Annual Meeting of Stockholders of Noble International, Ltd. will be held at the Birmingham Country Club, 1750 Saxon Drive, Birmingham, Michigan 48009 on Friday, May 3, 2002, at 10:00 a.m. to consider and vote upon:

         1. The election of Class III Directors to serve for a three year term expiring at the Annual Meeting of Stockholders to be held in 2005 or until their successors have been duly elected and qualified. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election;

         2. Ratification of Deloitte & Touche LLP as independent public accountants of the Company; and

         3. The transaction of such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on March 18, 2002 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE EITHER (1) MARK, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, (2) VOTE UTILIZING THE AUTOMATED TELEPHONE FEATURE DESCRIBED IN THE PROXY, OR (3) VOTE OVER THE INTERNET PURSUANT TO THE INSTRUCTIONS SET FORTH ON THE PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

         Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy.

                                    By Order of the Board of Directors,

                                    /S/ MICHAEL C. AZAR

                                    Michael C. Azar
                                    Secretary

Dated:   April 5, 2002

                            NOBLE INTERNATIONAL, LTD.


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS


                                  INTRODUCTION

         This Proxy Statement is furnished by the Board of Directors of Noble International, Ltd., a Delaware corporation, (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 3, 2002 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of Class III Directors; (2) the ratification of Deloitte & Touche LLP as the Company's independent public accountants, and (3) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about April 5, 2002.

PERSONS MAKING THE SOLICITATION

         The Proxy is solicited on behalf of the Board of Directors of the Company. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

TERMS OF THE PROXY

         The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

         If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as Directors (see "Matters To Be Acted Upon -- Item 1: Election of Class III Directors") shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Michael C. Azar, Secretary, Noble International, Ltd., 28213 Van Dyke Avenue, Warren, Michigan 48093, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

                         VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

         The securities entitled to vote at the Annual Meeting consist of all of the outstanding shares of the Company's common stock, $.001 par value per share ("Common Stock"). The close of business on March 18, 2002 has been fixed by the Board of Directors of the Company as the record date. Only stockholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 6,801,773 outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting.

QUORUM

         The presence at the Annual Meeting of the holders of record of a number of shares of the Company's Common Stock and Proxies representing the right to vote shares of the Company's Common Stock in excess of one-half of the number of shares of the Company's Common Stock outstanding as of the record date will constitute a quorum for transacting business.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of March 31, 2002, with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own more than 5% of the Company's Common Stock;
(ii) each director and nominee for director; (iii) each officer of the Company named in the Summary Compensation Table; and (iv) all officers and directors of the Company as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.


                                                                      NUMBER OF SHARES                 PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                             BENEFICIALLY OWNED(2)                 CLASS
---------------------------------------                             ---------------------                 -----


Robert J. Skandalaris(3)                                                   2,657,733                       39.07%
Jonathan P. Rye (4)                                                           80,222                        1.18%
Christopher L. Morin (5)                                                      67,667                         .99%
Lloyd P. Jones III (6)                                                        65,620                         .96%
Michael C. Azar (7)                                                           62,526                         .92%
Anthony R. Tersigni (8)                                                       22,222                         .33%
Daniel J. McEnroe (8)                                                         18,622                         .27%
Mark T. Behrman (9)                                                           17,176                         .25%
Van E. Conway                                                                 13,750                         .20%
David V. Harper                                                                9,598                         .14%
Stuart I. Greenbaum (10)                                                       4,805                         .07%
Lee M. Canaan (10)                                                             3,472                         .05%
Thomas L. Saeli                                                                  450                         .01%
All Directors and Officers as a group (13 persons)(11)                     3,010,563                       44.26%


-------------------------------------------

(1) The address of each named person is 28213 Van Dyke Avenue, Warren, Michigan 48093.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Common Stock subject to options held by that person that will be exercisable on or before May 30, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 180,396 shares of Common Stock held by Robert J. Skandalaris as custodian for his three children; and 345,792 shares of Common Stock over which Mr. Skandalaris exercises voting power pursuant to certain Voting Agreements and Powers of Attorney.

(4) Includes options to purchase 1,250 shares of Common Stock at $10.63 expiring in 2005.

(5) Includes options to purchase 35,000 shares of Common Stock at $6.23 per share expiring in 2003, 10,500 shares of Common Stock at $6.05 per share expiring in 2003, and 4,000 shares of Common Stock at $12.63 expiring in 2005.

(6) Includes options to purchase 10,000 shares of Common Stock at $12.63 expiring in 2004.

(7) Includes options to purchase 7,000 shares of Common Stock at $6.05 expiring in 2003, 3,500 share of Common Stock at $7.86 expiring in 2004 and 6,000 shares of Common Stock at $12.63 expiring in 2004.

(8) Includes options to purchase 5,000 shares of Common Stock at $6.23 per share expiring in 2003, 5,000 shares of Common Stock at $13.55 per share expiring in 2004, 1,250 shares of Common Stock at $10.63 in 2005, 1,250 shares of Common Stock at $7.89 expiring in 2005, 1,250 shares of Common Stock at $6.64 expiring in 2005, and 1,250 shares of Common Stock at $4.78 expiring in 2005.

(9) Includes options to purchase 1,250 shares of Common Stock at $10.98 per share expiring in 2004, 5,000 shares of Common Stock at $13.55 per share expiring in 2004, 1,250 shares of Common Stock at $10.63 in 2005, 1,250 shares of Common Stock at $7.89 expiring in 2005, 1,250 shares of Common Stock at $6.64 expiring in 2005, 1,250 shares of Common Stock at $4.78 expiring in 2005 and Warrants to purchase 3,704 shares at $10.80 expiring on November 18, 2002.

(10) Includes option to purchase 1,250 shares of Common Stock at $4.78 per share expiring 2006.

(11) Includes options to purchase an aggregate of 138,454 shares of Common Stock which are currently exercisable or will become exercisable within 60 days of March 31, 2002.


                            MATTERS TO BE ACTED UPON

ITEM 1:  ELECTION OF CLASS III DIRECTORS

DIRECTORS

         The nominees for the Board of Directors are set forth below. The Company has a classified Board of Directors that is divided into three (3) classes with three year terms of office ending in different years. The term of the Class III Directors expires this year. The Company's Bylaws give the Board the power to set the number of directors at no less than seven nor more than twelve. The size of the Company's Board is currently set at nine. There are currently three (3) Board positions designated for Class III Directors of which three (3) will be filled by election at the Annual Meeting to be held on May 3, 2002.

         Three (3) persons have been nominated by the Board of Directors to serve as the Class III Directors until the 2005 Annual Meeting of Stockholders. The Board of Directors recommends that the three (3) nominees, Robert J. Skandalaris, Anthony R. Tersigni and Mark T. Behrman be elected to serve as the Class III Directors until the 2005 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth on the following page.

         The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. In no event will the Proxies be voted for more than three (3) persons.

VOTE REQUIRED

         The favorable vote of a plurality of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting is required for the election of each nominee for Class III Director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                             NOMINEES FOR DIRECTORS

CLASS III NOMINEES TO SERVE UNTIL THE 2005 ANNUAL MEETING


                                                                DIRECTOR
NAME                                                  AGE         SINCE        POSITIONS HELD
----                                                  ---        ------        --------------

Robert J. Skandalaris                                 49          1997         Director, Chief Executive Officer
Anthony R. Tersigni                                   52          1997         Director
Mark T. Behrman                                       39          1999         Director


         ROBERT J. SKANDALARIS, AGE 49, the Company's founder, currently serves as Chairman of the Board, President, Chief Executive Officer and Director. Prior to founding the Company in 1993, Mr. Skandalaris was Vice Chairman and a shareholder of The Oxford Investment Group, Inc., a Michigan-based merchant banking firm, and served as Chairman and Chief Executive Officer of Acorn Asset Management, a privately held investment advisory firm. Mr. Skandalaris began his career as a Certified Public Accountant with the national accounting firm of Touche Ross & Co.

         ANTHONY R. TERSIGNI, ED.D., AGE 52, joined the Company's Board of Directors in November 1997. Dr. Tersigni is the Executive Vice President and Chief Operating Officer of Ascension Health. From 1995 to 2001, Dr. Tersigni served as President and Chief Executive Officer of St. John Health System, an integrated health delivery system headquartered in Detroit, Michigan. Prior to joining St. John Health System in 1995, Dr. Tersigni was President and Chief Executive Officer of Oakland General Health Systems, Inc., in Madison Heights, Michigan. Dr. Tersigni holds a doctorate in Organizational Development from Western Michigan University.

         MARK T. BEHRMAN, AGE 39, joined the Company's Board of Directors in January 1999. Mr. Behrman is a co-founder and the Chief Operating Officer of Berko Productions, LLC, an entertainment company that specializes in the production and acquisition of feature films and television programming for worldwide distribution. Previously, Mr. Behrman served as a Managing Director in the U.S. Operations Division of Trade.com Global Markets, Inc. ("Global"), an international financial services firm, and as the Head of Corporate Finance for its predecessor, BlueStone Capital Partners, LP., an investment banking firm. While employed by Global, Mr. Behrman also held the title of Executive Vice President of Trade.com Online Securities, Inc. ("Online"), a wholly-owned subsidiary of Global, from January 2001 to August 2001. In October 2001, a petition for voluntary bankruptcy was filed by Online in the U.S. Bankruptcy Court for the Southern District of New York. Prior to joining BlueStone Capital Partners is 1995, Mr. Behrman served as a Managing Director and the Head of Corporate Finance for Commonwealth Associates. Mr. Behrman began his career at the global investment banking firm of Paine Webber, Inc. Mr. Behrman holds a B.S.B.A. from The State University of New York at Binghamton and an M.B.A. from Hofstra University.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

         The following individuals are directors of the Company who will continue to serve as directors:

CLASS I DIRECTORS TO SERVE UNTIL THE 2003 ANNUAL MEETING

         LEE MUSGROVE CANAAN, AGE 44, joined the Company's Board of Directors in January 2001. Ms. Canaan is currently a Senior High Yield Analyst for AIM Capital Management, Inc., an investment firm located in Houston, Texas. Prior to joining AIM Capital Management, Inc. in 1996, Ms. Canaan was a Financial Consultant for ARCO Transportation Company in Long Beach, California. Ms. Canaan holds an MBA in Finance from the Wharton School of the University of Pennsylvania.

         JONATHAN P. RYE, AGE 45, joined the Company's Board of Directors in 1999. Mr. Rye is the Managing Partner of Greenfield Partners, a private investment capital firm specializing in the acquisition of Michigan based manufacturing and service companies with revenues between $2.5 million and $25 million. Mr. Rye also serves as Chairman of Greenfield Commercial Credit, a commercial financing company established in 1995 to meet the financial needs of Midwest businesses. Prior thereto, Mr. Rye served as CEO of Lamb Technican, a leading supplier of large automated manufacturing systems with annual sales of $400 million, until its sale to Litton Industries in 1987.

         VAN E. CONWAY, AGE 49, joined the Company's Board of Directors in 2002. Mr. Conway is the co-founder and Managing Partner of Conway, MacKenzie & Dunleavy ("CM&D"), a nationally recognized turnaround and crisis management consultant, providing supply chain management, financial and management consulting to original equipment manufacturers, Tier I and II auto suppliers, as well as other industries. Prior to establishing CM&D in 1987, Mr. Conway served as Partner-in-charge of the Emerging Business Services Department at Deloitte & Touche, LLP. Mr. Conway is a Certified Public Accountant and Certified Fraud Examiner. He holds a B.S.B.A. from John Carroll University and an M.B.A. from the University of Detroit.

CLASS II DIRECTORS TO SERVE UNTIL THE 2004 ANNUAL MEETING

         DANIEL J. MCENROE, AGE 39, joined the Company's Board of Directors in November 1997. Mr. McEnroe currently is a financial consultant with ForeFront Capital Management, a venture capital consulting firm. Prior to this year, Mr. McEnroe served as the Vice President of Corporate Development of Cogent Communications, Inc. From 1995 to 2001, Mr. McEnroe was the Treasurer of Detroit Diesel Corporation. Prior to joining Detroit Diesel Corporation, Mr. McEnroe served as Assistant Treasurer of Penske Corporation, a privately held holding company whose operating entities included Detroit Diesel Corporation. Mr. McEnroe has been a Certified Public Accountant since 1985 and a Chartered Financial Analyst since 1991. Mr. McEnroe holds a B.S.B.A. from the University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

         STUART I. GREENBAUM, AGE 65, joined the Company's Board of Directors in January 2001. Mr. Greenbaum is currently the Dean and The Bank of America Professor of Managerial Leadership at the John M. Olin School of Business, at Washington University in St. Louis. Prior to joining the Olin School in July 2000, Mr. Greenbaum spent 20 years at the Kellogg Graduate School of Management at Northwestern University where he was the Director of the Banking Research Center and the Norman Strunk Distinguished Professor of Financial Institutions. Mr. Greenbaum holds a Ph.D. in Economics from The John Hopkins University.

         THOMAS L. SAELI, AGE 45, joined the Company's Board of Directors in 2002. Mr. Saeli is the Vice President of Mergers and Acquisitions for Lear Corporation, responsible for worldwide transactional activities. Prior to joining Lear in 1998, Mr. Saeli was a Vice President and Partner at The Oxford Investment Group, Inc., a Michigan-based merchant banking firm, and from 1983 to 1988 served as Division Manager of Financial Controls for Pepsico, Inc. Mr. Saeli holds an M.B.A. from the Columbia University Graduate School of Business.

         The executive officers of the Company who are not also directors are as follows:

         CHRISTOPHER L. MORIN, AGE 43, PRESIDENT AND CHIEF OPERATING OFFICER, joined the Company in June 1997. Mr. Morin also served as a member of the Company's Board of Directors from November 1997 through August 1998, and as Chief Operating Officer from June 1997 to August 1998. Mr. Morin serves as the Chief Executive Officer of Noble Manufacturing Group, Inc. and it's subsidiary Noble Metal Processing, Inc. Prior to joining the Company, Mr. Morin was the Chief Operating Officer of Talon Automotive Group LLC, a privately held automotive supplier from 1994 through 1997. Prior to joining Talon in 1994, Mr. Morin was the Vice President of Operations for Irvin Automotive Products, a division of Takata, North America.

         DAVID V. HARPER, AGE 41, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, joined the Company in October 2000. Prior to joining the Company, Mr. Harper was Co-Chief Executive and Chief Financial Officer of Moore Medical Corporation, a distributor of medical products from 1998 until 1999. From 1994 to 1998, Mr. Harper was divisional Senior Vice President & Chief Financial Officer of Primedia, Inc., a leading publishing concern. Mr. Harper also held various management positions with United Technologies Corporation, Business Expansion Capital Corporation and International Dairy Queen, Inc. Mr. Harper holds an MBA in Finance from the Wharton School of the University of Pennsylvania.

         MICHAEL C. AZAR, AGE 38, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, joined the Company in November 1996. Mr. Azar also served as a member of the Company's Board of Directors from December 1996 until November 1997. Prior to joining the Company, Mr. Azar was employed as General Counsel to River Capital, Inc., an investment banking firm, from January through November 1996. From 1988 to 1995, Mr. Azar practiced law with the firm of Mason, Steinhardt, Jacobs and Perlman in Southfield, Michigan.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

          During the fiscal year ended December 31, 2001, there were seven (7) meetings of the Board of Directors. All members attended at least seventy-five percent of the meetings. Robert J. Skandalaris, Stuart I. Greenbaum and Anthony
R. Tersigni served on the Nominating Committee. The Nominating Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement under "Stockholders Proposals." Lee M. Canaan, Jonathan P. Rye and Anthony R. Tersigni, all of whom are outside directors, served on the Company's Compensation Committee. Daniel J. McEnroe, Mark T. Behrman and Jonathan P. Rye all of whom are outside directors, served on the Company's Audit Committee. Three meetings of each committee were held during the fiscal year ended December 31, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation earned by the Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000 per annum during any of the Company's last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation(1)               Long Term Compensation
                                         -------------------                  ----------------------

                                                                                             SECURITIES
                                                                       RESTRICTED STOCK  UNDERLYING OPTIONS/
NAME AND PRINCIPAL          YEAR     SALARY ($)     BONUS ($)              AWARDS(7)           SARS (#)
-------------------         ----     ----------     ---------              ------              --------
POSITION
--------

Robert J. Skandalaris       2001     $280,000       $150,000               $43,540                ---
Chief Executive             2000     $280,000       $330,000(6)                ---                ---
Officer                     1999     $240,000       $122,771                   ---             50,000(2)

Lloyd P. Jones, III(3)      2001     $293,000            ---                   ---                ---
                            2000     $250,000       $264,000(6)                ---             10,000
                            1999     $240,000       $101,450                   ---             100,00

Christopher L. Morin,       2001     $225,000       $100,000               $10,818             10,000
President, Chief            2000     $190,000            ---                   ---             10,000
Operating Officer(4)        1999     $179,392       $180,000                   ---             10,000

Michael C. Azar,            2001     $200,000       $100,000               $ 7,889                ---
Vice President &            2000     $160,000       $131,000(6)                ---             15,000
General Counsel             1999     $145,000       $ 50,725                   ---             20,000

David V. Harper,            2001     $225,000       $ 75,000               $12,097                ---
Chief Financial Officer(5)



(1) Does not include any value that might be attributable to job-related personal benefits, the annual value of which has not exceeded the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.

(2)      Mr. Skandalaris voluntarily surrendered his options in October 2000.

(3) Mr. Jones joined the Company in February 1998 as its President and became Chief Operating Officer in August 1998. In June 2000, Mr. Jones resigned as an officer and director of the Company and became President and Chief Executive Officer of the Company's subsidiary, Noble Logistic Services, Inc. ("NLS").

(4) Mr. Morin has served as Chief Operating Officer since May 2000 and as its President since May 2001. Mr. Morin also served as Chief Operating Officer of the Company from June 1997 to August 1998. Mr. Morin also serves as the Chief Executive Officer of Noble Manufacturing Group, Inc.

(5) Mr. Harper joined the Company in October 2000 as its Chief Financial Officer and Vice President

(6) Special Bonus paid in connection with the sale of the Company's Plastics and Coatings Division in January 2000.

(7)               Granted pursuant to the Company's 2001 Stock Incentive Plan.



                            OPTION/SAR GRANTS IN 2001
                            -------------------------

                                 INDIVIDUAL GRANTS(1)

                            Number of                                                           Potential Realized Value at
                            Securities       % of Total                                         Assumed Annual Rates of
                            Underlying       Options/SARs                                       Stock Price Appreciation for
                            Options/         Granted to           Exercise or                   Option Term(3)
                            SARs             Employees In         Base Price      Expiration
        Name                Granted (#)      Fiscal Year(2)         ($/Sh)           Date      0%($)        5%($)       10%(%)
        ----                -----------      --------------        ------            ----      -----        -----       ------
Robert J. Skandalaris            ---              ---                ---             ---        ---         ---           ---

Michael C. Azar                  ---              ---                ---             ---        ---         ---           ---

Christopher L. Morin           10,000            55.56%             $6.12        12/14/06     $10,800.    $30,692       $54,757

David V. Harper                  ---              ---                ---             ---        ---         ---           ---


-----------------------------------

(1) All options granted in 2001 vest in accordance with the Company's standard vesting schedule, which provides for vesting of 40% of the options granted after two years, an additional 30% after three years and the remaining 30% after four years.

(2) The Company granted options to purchase an aggregate of 23,000 shares to all employees other than executive officers and granted options to purchase an aggregate of 10,000 shares to all executive officers as a group (4 persons), during fiscal 2001.

(3) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annual rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.



                     AGGREGATED OPTION/SAR EXERCISES IN 2001

                    AND FISCAL YEAR-END OPTION AND SAR VALUES


                                                     NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS/SARS AT       IN-THE-MONEY OPTIONS/SARS AT
                                                           FISCAL YEAR-END (#)               FISCAL YEAR-END ($)

                              SHARES
                             ACQUIRED
                                ON       VALUE
NAME                         EXERCISE    REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                        ---------    --------    -----------     -------------     -----------     -------------
                                (#)


Robert J. Skandalaris            0           0             0                0                0                0

Michael C. Azar                  0           0           16,500           28,500          $16,135          $35,783

Christopher L. Morin             0           0           49,500           30,500          $91,177          $46,030

David V. Harper                  0           0             0              25,000             0             $48,500


1997 STOCK OPTION PLAN

         In November 1997, the Board of Directors of the Company adopted, and in April 1998, the Company's stockholders approved, the Noble International, Ltd. 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 ("Code"). Although the Company has approximately 2,000 employees technically eligible to participate in the 1997 Plan, it is anticipated the stock options will be granted only to a limited number of management level personnel. The 1997 Plan terminates on November 24, 2007. The purpose of the 1997 Plan is to enable the Company to attract and retain qualified persons as employees, officers and directors and others whose services are required by the Company, and to motivate such persons by providing them with an equity participation in the Company. The 1997 Plan reserved 700,000 shares of the Company's Common Stock for issuance, subject to adjustment upon occurrence of certain events affecting the capitalization of the Company.

         The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the 1997 Plan is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% stockholder). The exercise price of non-qualified stock options is required to be no less than 85% of the fair market value of the Common Stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% stockholders). No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with the Company, such optionee's options expire six months after termination of the employment or consulting relationship by reason of death, one year after termination by reason of permanent disability, immediately upon termination for cause and three months after termination for any other reason.

         In order to exercise an option granted under the 1997 Plan, the optionee may pay the full exercise price of the shares being purchased or by utilizing a cashless exercise feature. Payment may be made either: (i) in cash;
(ii) at the discretion of the Committee, by delivering shares of Common Stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) in the form of such other consideration as may be determined by the Committee and permitted by applicable law.

         Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the 1997 Plan. The Committee may at any time discontinue granting options under the 1997 Plan or otherwise suspend, amend or terminate the 1997 Plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee's option as the Committee shall deem advisable. However, the Committee has no authority to make any amendment or modifications to the 1997 Plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the 1997 Plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments; (ii) change the designation of the class of employees eligible to receive qualified options; (iii) extend the term of the 1997 Plan or the maximum option period thereunder; (iv) decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the 1997 Plan, except in connection with certain antidilution adjustments; or (v) cause qualified stock options issued under the 1997 Plan to fail to meet the requirements of incentive stock options under
Section 422 of the Code. Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the 1997 Plan.

         The 1997 Plan is designed to meet the requirements of an incentive stock option plan as defined in Code Section 422. As a result, an optionee will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the 1997 Plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, the Company will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and the Company will be allowed a deduction for a corresponding amount.

2001 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

         On March 30, 2001, the Company's Board of Directors adopted, and in May 2001, the Company's stockholders approved, the 2001 Non-Employee Director Stock Incentive Plan (the "Non-Employee Director Plan"). The Non-Employee Director Plan is designed to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its Stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its Stockholders through continuing ownership of its Common Stock.

         Each director who is not, and has not been during the immediately preceding 12-month period, an employee of the Company or any subsidiary of the Company, is eligible to participate in the Non-Employee Director Plan, provided that such director is not separately compensated by the Company as a consultant and does not fail to attend (or otherwise participate in) at least two-thirds (2/3) of the board meetings.

         An aggregate of 200,000 shares of Common Stock have been reserved for issuance under the Non-Employee Director Plan. The Non-Employee Director Plan provides for the annual grant of incentive awards consisting of restricted stock grants and stock purchase participation awards. The Non-Employee Director Plan will be administered by the Board of Directors or, if the Board so determines, by a committee of the Board. The annual restricted stock award shares and stock purchase participation award limit will be established by the Board of Directors (or by a committee thereof) at its first meeting following the annual meeting of stockholders each year.

         Restricted stock awards will be subject to such restrictions and conditions to the vesting of awards as the Board of Directors (or committee) deems appropriate, including, without limitation, that the non-employee director remain in the continuous service of the Company for a certain period; provided, however, that no restricted stock award may vest prior to six months from its date of grant other than in connection with a participant's death or disability.

         Stock purchase participation awards shall consist of a right to receive shares of Common Stock with a fair market value equal to one-third (1/3) of the net amount spent by the non-employee director on purchases of Common Stock in the public market, subject to the terms and limitations determined by the Board of Directors (or committee). The Board of Directors (or committee) shall impose such restrictions or conditions to the vesting of stock purchase participation awards as it deems appropriate, including, without limitation, that the non-employee director remain in the continuous service of the Company for a specified period.

2001 STOCK INCENTIVE PLAN

         On March 30, 2001, the Company's Board of Directors adopted, and in May, 2001, the Company's stockholders approved, the 2001 Stock Incentive Plan (the "Stock Incentive Plan"). The purpose of the Stock Incentive Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

         All employees of the Company and its subsidiaries, as well as non-employee directors, consultants and independent contractors, are eligible to participate in the Stock Incentive Plan. It is anticipated that the Stock Incentive Plan will be used primarily for the grant of incentive awards to executive officers of the Company and its subsidiaries.

         An aggregate of 400,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of incentive awards consisting of restricted stock grants and stock bonuses. The Stock Incentive Plan will be administered by the Board of Directors or, if the Board so determines, by a committee of the Board.

         Restricted stock awards will be subject to such restrictions and conditions to the vesting of awards as the Board of Directors (or committee) deems appropriate, including, without limitation, that the participant remain in the continuous employ or service of the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or division thereof) satisfy certain performance goals or criteria; provided, however, that no restricted stock award may vest prior to six months from its date of grant other than in connection with a participant's death or disability.

         Stock bonuses shall consist of a grant of shares of Common Stock, subject to the terms and limitations determined by the Board of Directors (or committee). In no event will a stock bonus be granted in consideration of future services. The participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock bonus upon the participant becoming the holder of record of such shares; provided, however, that the Board of Directors (or committee) may impose such restrictions on the assignment or transfer of shares of Common Stock issued as a stock bonus as it deems appropriate.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2001, pursuant to the Non-Employee Director Plan, Directors who were not employees of the Company received an annual fee of $15,000, payable in Common Stock of the Company. All directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, directors are eligible to participate in the Company's 1997 Stock Option Plan and the Company's Non Employee Director Plan. In calendar year 2001, a total of 27,500 options were granted to directors.

EMPLOYMENT AGREEMENT

         The Company entered into a three (3) year employment agreement with Robert J. Skandalaris, its Chief Executive Officer, on April 2, 1997. The Employment Agreement provides for an initial term of three years, with an unlimited number of successive three-year renewals subject to the election by either party not to renew the Employment Agreement. Mr. Skandalaris is also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board, as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. In the event Mr. Skandalaris' employment is terminated by the Company, without cause, or by reason of his death or disability, or in the event the Employment Agreement is not renewed, the Company is obligated to pay to Mr. Skandalaris, as severance and/or liquidated damages, an amount equal to three times his annual base salary at the time of termination plus any incentive bonus due under the Employment Agreement. Mr. Skandalaris' employment agreement has been amended to reflect increases in his annual compensation authorized by the Compensation Committee of the Board.

         The Company also maintains employment agreements with Messrs. Morin and Azar. Messrs. Morin and Azar are also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board, as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. These agreements have automatic renewal terms of one year and provide for varying amounts of severance based upon the individual's length of employment with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2001 through December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 15, 2001, the Company repurchased 160,000 shares of its common stock from Robert J. Skandalaris, its Chief Executive Officer and Director, for an aggregate purchase price of $880,000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION PHILOSOPHY

         The Compensation Committee is responsible for developing and recommending the Company's executive compensation policies to the Board of Directors. The executive compensation philosophy of the Company is to (i) attract and retain qualified management to run the business efficiently and guide the Company's growth in both existing and new markets, (ii) establish a link between management compensation and the achievement of the Company's annual and long-term performance goals, and (iii) recognize and reward individual initiative and achievement.

BASE SALARIES

         Base salaries for management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, measured in terms of executive compensation offered by comparable companies in related businesses. Increases in base salaries are based upon the performance of the executive officers as compared to pre-established goals.

CASH BONUSES

         Cash bonuses are awarded, at the discretion of the Compensation Committee, to executive officers based in part on the overall financial performance of the Company and in part on the performance of the executive officer. The financial performance of the Company is measured by revenue and operating income growth and actual performance against budgeted performance. In 2001, cash bonuses were paid to executive officers in connection with the performance of the Company.

STOCK OPTIONS

         The Company grants stock options under the 1997 Plan as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an equity participation in the Company. During 2001, options to purchase an aggregate of 60,500 shares were granted to executives and directors of the Company and its subsidiaries.

STOCK GRANTS

         The Company grants stock pursuant to the Employee Stock Incentive Plan as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an opportunity to obtain equity in the Company. During 2001, an aggregate of 29,790 shares were granted to executives and directors of the Company and its subsidiaries. Stock granted to executives bear a two year restriction prohibiting holders from selling the stock.

CEO COMPENSATION

         Mr. Skandalaris' compensation for fiscal 2001 was $280,000 in accordance with the terms of his Employment Agreement with the Company. Mr. Skandalaris also received a bonus of $150,000 based upon the performance of the Company.

COMPENSATION LIMITATIONS

         Under section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive compensation plans qualify for exclusion.

                                   Sincerely,

                                   Jonathan P. Rye
                                   Lee M. Canaan
                                   Anthony R. Tersigni, Ed.D.
                                   COMPENSATION COMMITTEE

                          REPORT OF THE AUDIT COMMITTEE


         The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

         The Board of Directors has adopted a written charter for the Audit Committee. The three members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards.

         Audit Fees. The aggregate amount of fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, was $118,500.

         Financial Information System Design and Implementation Fees. There were no fees billed by Deloitte & Touche LLP for professional services rendered to the Company for the fiscal year ended December 31, 2001, for the design and implementation of financial information systems.

         All Other Fees. The aggregate amount of fees billed by Deloitte & Touche LLP for all other non-audit services, including various assurance services, tax preparation and tax consulting rendered to the Company for the fiscal year ended December 31, 2001, was $551,299.

         Leased Employees. Deloitte & Touche LLP has informed the Company that none of the hours expended on its engagement to audit the Company's financial statements for the fiscal year ended December 31, 2001, were attributable to work performed by persons other than full time, permanent employees.

         Audit Committee Report. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor's provision of other non-audit services to the Company is compatible with the auditor's independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

                                                Sincerely,

                                                Mark T. Behrman
                                                Daniel J. McEnroe
                                                Jonathan P. Rye
                                                AUDIT COMMITTEE

                                PERFORMANCE GRAPH

         The following graph demonstrates the cumulative total return, on an indexed basis, to the holders of the Company's Common Stock in comparison with the Russell 2000 Index and an industry index of eighteen publicly traded companies operating primarily in Standard Industrial Classification 371 or 421 (the "Peer Group Index"). The Peer Group Index was selected by the Company because the companies included therein engaged in either the manufacturing of motor vehicles and related parts, accessories and equipment or trucking and courier services, with market capitalizations similar to that of the Company. The Peer Group Index for SIC Code 371 consists of: Hastings Manufacturing, Hayes Lemmerz International, Inc., IMPCO Technologies, Inc., JPE, Inc., Keystone Automotive Industries, Newcor, Inc., Omni U.S.A., Inc., Orbital Engine Corp. Ltd, Riviera Tool Company, Standard Motor Products, Stoneridge, Inc., Strattec Security Corp., Superior Industries International, Tenneco Automotive, Inc., Tesma International, Inc. and Titan International, Inc., and for SIC Code 421 consists of: CDL, Inc., Dynamex, Inc., and Velocity Express Corporation (formerly United Shipping and Technology, Inc.) The Peer Group Index closely approximates Noble's current and future peer group both in range of products provided and market capitalization. Due to the acquisition of Noble Construction Equipment, the Peer Group does not include any companies engaged in the manufacture of construction equipment.

         The graph assumes $10,000 invested on December 31, 1997 the Common Stock, in the Russell 2000 Index and the Peer Group Index. The historical performance shown on the graph is not necessarily indicative of future price performance.


                                12/31/97       12/31/98       12/31/99        12/31/00        12/31/01
                                --------       --------       --------        --------        --------

THE COMPANY                      10,000         10,863         17,119           5,845           9,690
RUSSELL 2000 INDEX               10,000          9,654         11,549          11,064          11,177
PEER GROUP INDEX                 10,000          8,512          6,073           4,836           5,432



                              [PERFORMANCE GRAPH]

ITEM 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         The Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2002, and to perform other appropriate services as directed by the Company's management and Board of Directors.

         A proposal will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants. It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the Stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify this appointment other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee. Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

         The ratification of Deloitte & Touche LLP as the Company's independent public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock present or represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

ITEM 3:  OTHER MATTERS

         Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the "recommendation of the Board of Directors."

                                  ANNUAL REPORT

         The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 2001 is being mailed to stockholders with this Proxy Statement. The Company's annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2001, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission will be made available to beneficial owners of the Company's securities upon request. The annual report does not form any part of the material for the solicitation of the Proxy.

                              STOCKHOLDER PROPOSALS

         Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2003 Annual Meeting of Stockholders must submit the proposal to the Company no later than April 14, 2002. Stockholders who intend to present a proposal at the 2003 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no fewer than 120 days in advance of the anniversary date of the prior year's annual preceding meeting of stockholders. Stockholders wishing to recommend individuals as candidates for nomination by the Board must submit timely notice of nomination to the Board no fewer than 120 days in advance of the anniversary date of the prior year's annual preceding meeting of stockholders. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                       REQUEST TO RETURN PROXIES PROMPTLY

         A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or internet procedures set forth on the proxy card. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

                                    By Order of the Board of Directors,

                                    /S/ MICHAEL C. AZAR

                                    Michael C. Azar,
                                    Secretary

Warren, Michigan
April 5, 2002

              NOBLE INTERNATIONAL, LTD. PROXY - 2002 ANNUAL MEETING
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING MAY 3, 2002

         The undersigned, a stockholder of Noble International, Ltd., a Delaware corporation, appoints Michael C. Azar his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Noble International, Ltd. to be held at the Birmingham Country Club, on Friday, May 3, 2002, at 10:00 a.m., and any adjournment(s) thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated _________, 2002 receipt of which is acknowledged by the undersigned:

                            NOBLE INTERNATIONAL, LTD.

                                   May 3, 2002
Co. # ____________                                     Acct. #_________________

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL. Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE ONLY). Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET. Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


                                                                                -----------------------------------
YOUR CONTROL NUMBER IS --->                                                      |                                 |
                                                                                -----------------------------------

-------------------------------------------------------------------------------------------------------------------
         ITEM 1:           ELECTION OF CLASS III DIRECTORS


                           ______  FOR all nominees                             ______WITHHOLD AUTHORITY
                                    (Except as listed below)                            (As to all nominees.)


         NOMINEES:         ROBERT J. SKANDALARIS, ANTHONY R. TERSIGNI AND MARK T. BEHRMAN

         INSTRUCTION:      To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.

                           ---------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
         ITEM 2:  RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

                                  FOR                    AGAINST                        ABSTAIN
                           -------                -------                        -------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
         ITEM 3:  THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETINGS
-------------------------------------------------------------------------------------------------------------------

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.


                                                              DATED:____________________________, 2002

                                                              ________________________________________
                                                              Signature of Stockholder

                                                              ________________________________________
                                                              Signature of Stockholder


                                           PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
                       Trustees, Guardians, Personal and other Representatives, please indicate full titles.

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